UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):             February 23, 2007

Omtool, Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-22871	02-0447481
(Commission File Number)	(IRS Employer Identification No.)

6 Riverside Drive
Andover, MA	01810
(Address of Principal Executive Offices)	(Zip Code)

(978) 327-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Explanatory Note

This amendment is being filed to amend and supplement Item 5.02 of the Current Report on Form 8-K filed by Omtool, Ltd. (the “Company”) on February 28, 2007.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On February 23, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of the Company awarded one-time bonuses to each of Mr. Voelk, Mr. Coccoluto and Ms. Cummings.  The Committee awarded these discretionary, one-time bonuses to Mr. Voelk, Mr. Coccoluto and Ms. Cummings in the amounts of $25,000, $15,000 and $15,000, respectively, based on their successful completion of integration-related projects in connection with the Company’s acquisition of Blue Chip Technologies Ltd.

On March 6, 2007, the Committee, with the input of management of the Company, determined to award the bonuses described above in the form of shares of restricted stock instead of cash.  The number of shares of restricted stock awarded was based on the closing price of the Company’s common stock on March 5, 2007, the day prior to the date on which the Committee took action to amend the form of these bonuses.  Based on a closing price on March 5, 2007 of $2.86 per share, Mr. Voelk, Mr. Coccoluto and Ms. Cummings received 8,741, 5,245 and 5,245 shares of restricted stock, respectively, in lieu of the cash bonuses initially awarded and described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMTOOL, LTD.

Date: March 8, 2007
	By:	/s/ Daniel A. Coccoluto
	Name:	Daniel A. Coccoluto
	Title:	Chief Financial Officer, Secretary and Treasurer